EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated January 29, 2003 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K for the year ended December 31, 2002, into the filed Registration Statements of Leggett & Platt, Incorporated listed below:

1.	Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-15441, filed August 29, 1989.
2.	Form S-8, Registration No. 33-44224, filed November 27, 1991.
3.	Form S-8, Registration No. 33-45334, filed January 27, 1992.
4.	Form S-8, Registration No. 33-45335, filed January 27, 1992.
5.	Form S-8, Registration No. 33-45336, filed January 27, 1992.
6.	Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-45334, filed June 26, 1992.
7.	Form S-8, Registration No. 33-67910, filed August 26, 1993.
8.	Form S-8, Registration No. 33-54339, filed June 28, 1994.
9.	Form S-8, Registration No. 33-54431, filed July 1, 1994.
10.	Form S-8, Registration No. 333-69073, filed December 17, 1998.
11.	Form S-8, Registration No. 333-35280, filed April 20, 2000.
12.	Form S-8, Registration No. 333-45074, filed September 1, 2000.
13.	Form S-8, Registration No. 333-46952, filed September 29, 2000.
14.	Form S-3, Registration No. 333-90443, filed November 5, 1999.
15.	Pre-Effective Amendment No. 1 to Form S-3, Registration No. 333-90443, filed November 15, 1999.
16.	Post-Effective Amendment No. 1 to Form S-3, Registration No. 333-90443, filed December 23, 1999.
17.	Post-Effective Amendment No. 2 to Form S-3, Registration No. 333-90443, filed February 3, 2000.
18.	Post-Effective Amendment No. 3 to Form S-3, Registration No. 333-90443, filed February 9, 2000.
19.	Form S-3, Registration No. 333-51164, filed December 1, 2000 (also Post-Effective Amendment No. 4 to Form S-3, Registration No. 333-90443).
20.	Pre-Effective Amendment No. 1 to Form S-3, Registration No. 333-51164, filed December 14, 2000 (also Post-Effective Amendment No. 5 to Form S-3, Registration No. 333-90443).
21.	Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-54431, filed December 12, 2001.
22.	Form S-8, Registration No. 333-74960, filed December 12, 2001.
23.	Form S-8, Registration No. 333-60494, filed May 9, 2001.
24.	Form S-8, Registration No. 333-82524, filed February 11, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

March 18, 2003